As filed with the Securities and Exchange Commission on
November 25, 1997                       Registration No. ________


         UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                     Washington, D. C. 20549

                            __________

                             FORM S-8

                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933

                            __________


                   NORFOLK SOUTHERN CORPORATION
        (Exact name of issuer as specified in its charter)

                             Virginia
                 (State or other jurisdiction of
                  incorporation or organization)

                           52-1188014
                        (I.R.S. Employer
                      Identification No.)

                     Three Commercial Place
                       Norfolk, Virginia
            (Address of Principal Executive Offices)

                            23510-2191
                            (Zip Code)

                    THRIFT AND INVESTMENT PLAN
               OF NORFOLK SOUTHERN CORPORATION AND
                PARTICIPATING SUBSIDIARY COMPANIES
                     (Full title of the plan)

                 JAMES C. BISHOP, JR., Esquire
                 Executive Vice President - Law
                  Norfolk Southern Corporation
                     Three Commercial Place
                  Norfolk, Virginia 23510-2191
            (Name and address of agent for service)

 Telephone number, including area code, of agent for service:
                         (757) 629-2750

                           __________

                 CALCULATION OF REGISTRATION FEE
_________________________________________________________________
                        Proposed     Proposed
Title of                maximum      maximum          Amount
securities  Amount      offering     aggregate        of regis-
to be       to be       price        offering         tration
registered  registered  per share*   price*           fee
_________________________________________________________________
Norfolk     7,000,000   $31.78125    $222,468,750     $67,414.77
Southern    shares
Corporation
Common Stock,
$1.00 par value

In addition, pursuant to Rule 416(c) under the Securities Act of
1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the
employee benefit plan described herein.
_________________________________________________________________

*Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457 (c) and (h), based upon a price of $31.78125 per share for 7,000,000 shares of Common Stock issued under the Thrift and Investment Plan of Norfolk Southern Corporation and Participating Subsidiary Companies, such price being the average of the high and low prices of the Common Stock reported in the consolidated reporting system on November 21, 1997, a date within five business days prior to the date of filing this Registration Statement.

NOTE: Pursuant to Rule 429, the Prospectus which relates to this Registration Statement contains all of the information which would currently be required in a prospectus relating to the securities covered by Registration Statement No. 33-44188.

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                         EXPLANATORY NOTE


This Registration Statement is solely for the registration of additional Norfolk Southern Corporation Common Stock for issuance under the Thrift and Investment Plan of Norfolk Southern Corporation and Participating Subsidiary Companies ("Plan"). Therefore, pursuant to General Instruction E to Form S-8, the contents of the earlier registration statement relating to the plan (File No. 33-44188), including all post-effective amendments thereto, are incorporated by reference into this Registration Statement.


Item 8.   Exhibits.

Exhibit Number      Description

    23              Consent of Independent Auditors

                    (a)  Consent of KPMG Peat Marwick LLP

                            SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, Norfolk Southern Corporation certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norfolk, and Commonwealth of Virginia, on this 25th day of November, 1997.

                              NORFOLK SOUTHERN CORPORATION


                              By: /s/ David R. Goode
                                   David R. Goode
                                   (Chairman, President and Chief
                                   Executive Officer)


                        POWER OF ATTORNEY

     We, the undersigned officers and directors of Norfolk Southern Corporation hereby severally constitute James C. Bishop, Jr. and Henry C. Wolf, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments to the Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Norfolk Southern Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to any and all amendments to said Registration Statement.

Signature                          Title


/s/ David R. Goode                 Chairman, President and Chief
(David R. Goode)                   Executive Officer and Director
                                   and (Principal Executive
                                   Officer)

/s/ Henry C. Wolf                 Executive Vice President-
(Henry C. Wolf)                    Finance (Principal Financial
                                   Officer)

/s/ John P. Rathbone               Vice President and Controller
(John P. Rathbone)                 (Principal Accounting Officer)


/s/ Gerald L. Baliles
(Gerald L. Baliles)                Director


/s/ Carroll A. Campbell, Jr.
(Carroll A. Campbell, Jr.)         Director


/s/ Gene R. Carter
(Gene R. Carter)                   Director


/s/ L. E. Coleman
(L. E. Coleman)                    Director


/s/ T. Marshall Hahn, Jr.
(T. Marshall Hahn, Jr.)            Director


/s/ Landon Hilliard
(Landon Hilliard)                  Director


/s/ E. B. Leisenring, Jr.
(E. B. Leisenring, Jr.)            Director


/s/ Arnold B. McKinnon
(Arnold B. McKinnon)               Director


/s/ Jane Margaret O'Brien
(Jane Margaret O'Brien)            Director


/s/ Harold W. Pote
(Harold W. Pote)                   Director

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the managers (persons who administer the employee benefit plan) of the Thrift and Investment Plan of Norfolk Southern Corporation and Participating Subsidiary Companies have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norfolk, Commonwealth of Virginia, on this 25th day of November, 1997.


                         THRIFT AND INVESTMENT PLAN OF
                         NORFOLK SOUTHERN CORPORATION AND
                         PARTICIPATING SUBSIDIARY COMPANIES


                         By /s/ L. Ike Prillaman
                            (L. Ike Prillaman, Manager)


                         By /s/ Henry C. Wolf
                            (Henry C. Wolf, Manager)


                         By /s/ Paul N. Austin
                            (Paul N. Austin, Manager)

                        INDEX TO EXHIBITS

     Exhibit
     Number              Description

       23                Consent of Independent Auditors

                         (a) Consent of KPMG Peat Marwick LLP